UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2025

LOWE’S COMPANIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowes Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	LOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

In connection with the Stock Purchase Agreement, dated as of August 19, 2025, pursuant to which Lowe’s Companies, Inc. (the “Company”) will acquire all of the shares of stock of ASP Flag Parent Holdings, Inc., a Delaware corporation (the “Acquisition”), for aggregate consideration of approximately $8.8 billion (the “Purchase Price”), on September 16, 2025, the Company entered into (i) a Credit Agreement (the “5-Year Revolving Credit Agreement”) with certain lenders party thereto and Bank of America, N.A, as administrative processing agent, for a $2.0 billion unsecured revolving loan facility to replace its existing $2.0 billion unsecured revolving credit facility, dated as of December 14, 2021, that will mature on the fifth anniversary of the signing date thereof and will be available to the Company to finance a portion of the Purchase Price and to support the Company’s existing commercial paper program and (ii) a Term Loan Credit Agreement (the “Term Loan Credit Agreement”) with certain lenders party thereto and Bank of America, N.A, as administrative agent, for a $2.0 billion unsecured term loan facility that will mature on the third anniversary of the signing date thereof to finance a portion of the Purchase Price and other fees and expenses related thereto. The aggregate amount of the commitments under the 5-Year Revolving Credit Agreement and the Term Loan Credit Agreement have replaced a corresponding amount of the commitments in respect of the 364-day bridge loan credit facility in an aggregate amount of up to $4 billion previously described in the Company’s Current Report on Form 8-K filed on August 20, 2025, in accordance with the terms of the bridge facility commitment letter. As a result, an aggregate amount of up to $5 billion in bridge facility commitments remain. The Company expects to replace these remaining commitments through one or more capital markets transactions, subject to market conditions and other factors, prior to the closing of the Acquisition.

Also on September 16, 2025, the Company entered into (i) a 364-Day Revolving Credit Agreement (the “364-Day Revolving Credit Agreement”) with certain lenders party thereto and Bank of America, N.A., as administrative processing agent, for a $1.0 billion unsecured revolving credit facility that will mature on the 364th day following the signing date thereof to be used for general corporate purposes and (ii) Amendment No. 1 to Amended and Restated Credit Agreement (“Amendment No. 1” and, together with the 364-Day Revolving Credit Agreement, the 5-Year Revolving Credit Agreement, and the Term Loan Credit Agreement, each a “Credit Document” and collectively, the “Credit Documents”) with Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, and the other lenders party thereto. Amendment No. 1 amended that certain Amended and Restated Credit Agreement, dated as of September 1, 2023, by and among the Company, Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, U.S. Bank National Association and Wells Fargo Bank, National Association, syndication agents and letter of credit issuers, Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as co-documentation agents, and the other lenders party thereto, to, among other things, remove the term SOFR credit spread adjustment.

The foregoing description of the Credit Documents does not purport to be complete and is qualified in its entirety by reference to the full text of each Credit Document, as applicable, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 to this Report and are incorporated herein by reference.

Certain lender parties to the Credit Documents and certain of their respective affiliates have performed in the past, and may from time to time perform in the future, banking, investment banking and/or other advisory services for the Company and its affiliates for which they have received, and/or will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated as of September 16, 2025, by and among, among others, Lowe’s Companies, Inc., Bank of America, N.A., as administrative processing agent, co-administrative agent, swing line lender and letter of credit issuer, Wells Fargo Bank, National Association, as co-administrative agent and letter of credit issuer, U.S. Bank National Association, as syndication agent and L/C issuer, the co-documentation agents party thereto, the joint lead arrangers and joint bookrunners party thereto, and the lenders party thereto.

10.2	Term Loan Credit Agreement, dated as of September 16, 2025, by and among, among others, Lowe’s Companies, Inc., Bank of America, N.A., as administrative agent, Goldman Sachs Bank USA, as syndication agent, the co-documentation agents party thereto, the joint lead arrangers and joint bookrunners party thereto, the lenders party thereto.

10.3	364-Day Revolving Credit Agreement, dated as of September 16, 2025, by and among, among others, Lowe’s Companies, Inc., Bank of America, N.A., as administrative processing agent and co-administrative agent, Wells Fargo Bank, National Association, as co-administrative agent, U.S. Bank National Association, as syndication agent, the co-documentation agents party thereto, the joint lead arrangers and joint bookrunners party thereto, and the lenders party thereto.

10.4	Amendment No. 1 to Amended and Restated Credit Agreement, dated as of September 16, 2025, by and among Lowe’s Companies, Inc., Bank of America, N.A., as administrative agent, and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: September 19, 2025	By:	/s/ Juliette W. Pryor
Juliette W. Pryor
Executive Vice President, Chief Legal Officer and Corporate Secretary